Exhibit 3.1

CERTIFICATE OF ELIMINATION
with respect to
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
of
QEP RESOURCES, INC.

Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, the undersigned, Richard J. Doleshek, does hereby certify on this 14th day of May, 2012, that:

1.           The undersigned is the duly elected and acting Executive Vice President, Chief Financial Officer and Treasurer of QEP Resources, Inc., a Delaware corporation (the “Company”).

2.           Pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company, on May 14, 2012, the Board of Directors of the Company adopted the following resolutions, which resolutions relate to the Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (“Series A Preferred Stock”) previously established:

NOW, THEREFORE, BE IT RESOLVED, that none of the authorized shares of Series A Preferred Stock are outstanding, and none of the authorized shares of Series A Preferred Stock will be issued pursuant to the Certificate of Designations of Series A Junior Participating Preferred Stock of the Company filed June 30, 2010 (the “Certificate of Designations”); and further

RESOLVED, that the Company be, and hereby is, authorized and empowered to file with the Secretary of State of the State of Delaware a certificate containing these resolutions, with the effect under the General Corporation Law of the State of Delaware of eliminating from the Certificate of Incorporation of this Company all matters set forth in the Certificate of Designations with respect to the Series A Preferred Stock; and further

3.           I further declare under penalty of perjury that the matters set forth in this Certificate are true and correct of my own knowledge.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate and does affirm the foregoing as true as of the date first above written.

QEP RESOURCES, INC.

By:	/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President, Chief Financial Officer and Treasurer